Exhibit 11.2

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this proxy statement/offering circular included in the Form 1-A of Oak View Bankshares, Inc. (proposed holding company for Oak View National Bank) our report dated April 14, 2021, relating to the financial statements of Oak View National Bank for the years ended December 31, 2020 and 2019.

We also consent to the reference to our firm under the heading “Experts” in such proxy statement/offering circular.

/s/ YOUNT, HYDE & BARBOUR, P.C.

Roanoke, Virginia

June 9, 2021